Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moko Social Media Limited
Sydney, Australia

We have issued our report dated 31 October 2014 with respect to the consolidated financial statements of Moko Social Media Limited included in the Annual Report on Form 20-F for the fiscal year ended June 30, 2014, which is incorporated by reference in this Registration Statement on Form F-3. We consent to the incorporation by reference in this Registration Statement on Form F-3 of the aforementioned report, and to the reference to us under the caption "Experts."

/s/ BDO

BDO East Coast Partnership
Sydney, Australia

July 13, 2015